Exhibit 16(c)(vii)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE JUNE 3, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 5 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY ƒ Claritas: 6:30pm dinner with May 20 ƒ Claritas: 9am diligence meeting with ƒ Deliverable: databook with monthly 2024 Income Statement, Cash Flow, and Balance Sheet May 21 ƒ Altaris: 11:30am K&E legal diligence session, 2:30pm K&E call, 3:30pm Life Sciences call ƒ Claritas: 2pm Liberty IT diligence meeting ƒ Deliverables: Enterprise build showing pricing and margin, LTM capex by channel May 22 ƒ Altaris: 8am Crosslake Tech diligence session, 3pm EY Financial diligence session ƒ Deliverable: master employee census data May 23 ƒ Altaris: 2:30pm EY Tax diligence session ƒ Deliverable: AR/AP Aging May 24 May 27 ƒ Altaris: 10am Crosslake technology diligence session, 11am Aon benefits/insurance diligence session ƒ Claritas: 4:30pm Grant Thornton tax basis session May 28 ƒ Altaris: Dinner with Jeff and Brent ƒ Claritas: 2:30pm Grant Thornton Financial diligence session ƒ : Legal call with Carrie and Lynn May 29 ƒ Altaris: Morning working session with Jeff, Brent, Justin, and Dawn, 2:30pm EY Financial ƒ : 4:30pm Deloitte Financial diligence session May 30 ƒ Altaris: 10am Crosslake technology diligence session, 3:30pm EY Financial follow-up diligence session ƒ Claritas: tentative 1pm diligence tracker sync May 31 ƒ Sunday (6/2) : 80-min call on Carefirst with Jeff & Dawn ƒ Altaris: 1pm EY Tax Sync, Audit workpaper review June 3 ƒ Altaris: 10am Product Demo, 3pm EY Follow-Up Session ƒ : Audit workpaper review [To be scheduled] June 4 ƒ /Deloitte: Financial Follow-Up [10am/11am ET to be confirmed] ƒ Altaris/EY: Follow-Up Tax call [To be scheduled] June 5 ƒ Altaris/Crosslake: Live code review (2pm–4pm ET) ƒ /Deloitte: Tax call [To be scheduled] June 6 June 7 ƒ Bid deadline June 10 Altaris: & Preferred Claritas: & Preferred Review 24/25 Pipeline : & Preferred : K&E Legal, Deloitte Operating, & Preferred Calls to be scheduled ƒ Latest cap table ƒ Transaction expenses Key deliverables 2 Monday Tuesday Wednesday Thursday Friday Timeline to June 10th *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Altaris 3 ƒ Altaris/EY Follow-up Financial Due Diligence Session (scheduled for 6/4 3:00–5:00pm ET) ௅ 2 hours to cover additional questions after the audit workpaper review on 6/3 ƒ Product Demo (scheduled for 6/4 10:00–11:00am ET) ƒ EY Follow-Up Tax Session (to be scheduled) ௅ 90 minutes to address follow-up questions from EY ƒ Crosslake Technology Session IV (scheduled for 6/6 2:00–4:00pm ET) ௅ Detailed live code-review with management. Altaris has flagged this is their last critical IT diligence question before the 10th ƒ & Preferred (to be scheduled) ௅ To discuss the litigation and conversion of the preferred ƒ Altaris has stated they do not require calls related to insurance, benefits, and ESG ƒ Altaris Diligence Request List: ௅ Updated cap table (in process) ௅ Estimated transaction expenses estimated for 5/24 (in process) ௅ Details on KPIs for CareLinx (in process) ௅ Monthly April P&L and BS results (in process) ƒ EY Financial and Tax Request List: ௅ Deferred / unearned revenue roll forward at BU level (posted) ௅ US General and Federal Tax (Wednesday call to be scheduled following up on Provider basis) ƒ Aon Insurance & Benefits Diligence List: ௅ Altaris deal team has indicated that no further calls or information are required to close out needed materials before the 10th ƒ K&E Legal Diligence List: ௅ K&E has outlined 13 high priority items before the 10th (in process) ௅ Labor, executive compensation, employee benefits, real estate, environmental reports, IP, healthcare, historical M&A activity and pipeline, and supplier, customer, and employee contracts ƒ Crosslake Technology Diligence List: ௅ Detailed live code-review with management. Altaris has flagged this is their last critical IT diligence question before the 10th ƒ ERM ESG Diligence List: ௅ Altaris deal team has indicated that no further calls or information are required to close out needed materials before the 10th Diligence Calls Items in Process *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 4 ƒ Call to review 2024/2025 pipeline (to be scheduled) ௅ Offered times to Claritas / ƒ & Preferred (to be scheduled) ௅ To discuss the litigation and conversion of the preferred ƒ Claritas Diligence Question List: ௅ Capitalization table and Change in Control agreements (in process) ƒ Grant Thornton Financial & Tax Diligence: ௅ Audit workpaper review (with Claritas to sign) ƒ Ropes & Gray Legal Diligence (201 open items): ௅ Corporate Records and Organization ௅ Financing and Indebtedness ௅ Litigation, Government and Regulatory Issues ௅ Commercial Arrangements ௅ Real Property; Environmental Matters; Personal Property ௅ Intellectual Property and Information Technology ௅ Data Privacy ௅ Employment, Executive Compensation, and Benefits ௅ Antitrust ௅ Compliance, Risk Management and Auditors ௅ Updated cap table and estimated transaction expenses ௅ Equity award agreements (included in new cap table) and all material contracts/agreements after 1/1/24 Diligence Calls Items in Process *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ & Preferred (to be scheduled) ௅ To discuss the litigation and conversion of the preferred Diligence Calls ƒ Diligence List: ௅ Monthly balance sheet and cash flow forecast for the balance of 2024 (TBD) Items in Process *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 6 ƒ & Preferred (to be scheduled) ௅ To discuss the litigation and conversion of the preferred ƒ K&E Legal Diligence (to be scheduled) ௅ Corporate, tech & IP and benefits matters ƒ Enterprise Session (to be scheduled) ௅ Call with Brent to discuss 2024/2025 pipeline ƒ Deloitte Financial Session Follow-up (to be scheduled) ƒ Deloitte Operating Session (to be scheduled) ௅ Discussion focused on operating model and allocations ƒ Deloitte Follow-Up Tax Session (to be scheduled) ƒ Deloitte Financial, Tax, and Operations Request List: ௅ Audit workpaper review (in process) ௅ Underlying supporting calculations and assumptions used for the Mar-24 TTM corporate allocations between the channels (posted) ௅ Monthly schedule of historical and forecasted capitalized labor amounts for Mar-24 TTM and FY 2024 forecast (posted) ௅ Monthly spend related to offshore vendor spend that is replacing the on-shore personnel costs (in process) ௅ Vendor spend on a monthly basis for FY22, FY23 and YTD Mar-24 (posted) ௅ Globalization / cost savings detail (posted) ௅ Detailed monthly/quarterly summary of deferred revenue and contract liabilities by customer / project (posted) ௅ Related party and transfer pricing studies (posted) ௅ Supporting calculations for Carelinx section 382 limitation (in process) ௅ Tax basis balance sheet (tax matters in process) ௅ Overview of Sales & Marketing organization and go-to-market across segments (posted) ௅ Information on payroll, benefits, employee issues (legal), and HRIS (posted) ƒ K&E Legal Diligence: ௅ Detail on employee litigation (in process) ௅ Detail on the Carelinx California Employment Development Dept. Audit (in process) Diligence Calls Items in Process *Confidential treatment requested